Exhibit 32

CERTIFICATIONS UNDER 18 U.S.C. ss.1350

The undersigned certify, pursuant to 18 U.S.C. ss. 1350, as adopted pursuant to ss. 906 of the Sarbanes-Oxley Act of 2002, that the Quarterly Report on Form 10-Q of Pacific Financial Corporation for the quarter ended September 30, 2012, fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, and the information contained therein fairly presents, in all material respects, the financial condition and results of operations of Pacific Financial Corporation.

/s/ Dennis A. Long	/s/ Denise Portmann
Dennis A. Long	Denise Portmann
Chief Executive Officer	Chief Financial Officer
November 14, 2012	November 14, 2012